SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  May 16, 2002
                Date of Report (date of earliest event reported)



                           SOLUTIONS TECHNOLOGY, INC.
               (Exact Name Registrant as Specified in its Charter)


    Nevada                         000-07693                    13-4096315
 (State or Other                  (Commission              (IRS Employer Iden-
 Jurisdiction of                  File Number)              tification Number)
 Incorporation)


              65 LA GRANDE AVENUE, BERKELEY HEIGHTS, NJ 07922-1466
                    (Address of Principal Executive Offices)


                                 (908) 508-9008
                         (Registrant's Telephone Number,
                              Including Area Code)


                                       N/A
                          Former Name or Former Address
                          If Changed Since Last Report


This Report consists of 2 pages. Exhibits are indexed on page 1.



Item 4.  Change in Registrant's Certifying Accountant.

     On April 26, 2002, the Registrant engaged Craig W. Conners, Certified Public Accountant pursuant to approval of the Registrant's board of directors in the absence of an audit committee. The Registrant took these actions as a cost-cutting measure based on cost estimates received from the respective firms relative to certain proposed services including the Registrant's annual audit for fiscal 2001.

     There have been no disagreements between the Registrant and its independent accountants on any matter of accounting principles or practices or financial statement disclosure for the two most recent fiscal years and during the subsequent interim period through the date of dismissal.

     The principal accountant's report on the consolidated financial statements for the past two fiscal years contained a modification as to the uncertainty of the Registrant's ability to continue as a going concern.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 16, 2002               SOLUTIONS TECHNOLOGY



                                   By /s/ James M. Farinella
                                      Chief Executive Officer/Director